Exhibit 99.1

      CIPHERGEN COMPLETES EXCHANGE OF $27.5 MILLION OF ITS OUTSTANDING 4.5%
                            CONVERTIBLE SENIOR NOTES

    FREMONT, Calif., Nov. 16 /PRNewswire-FirstCall/ -- Ciphergen Biosystems, Inc. (Nasdaq: CIPH) announced today that it has completed the exchange of its outstanding 4.50% Convertible Senior Notes due 2008 (the "Outstanding Notes") as previously agreed to by separate privately negotiated agreements with certain holders. $27.5 million aggregate principal amount of Outstanding Notes were exchanged for $16.5 million of a new series of 7.00% Convertible Senior Notes due 2011 (the "New Notes") and $11.0 million of cash.

    The New Notes issuable in the exchange transactions and the common stock issuable upon conversion of the New Notes have not been registered under the Securities Act of 1933 (the "Securities Act") or the securities laws of any state and, unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from the registration requirement of the Securities Act and applicable state securities laws.

    This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of these securities.

SOURCE  Ciphergen Biosystems, Inc.
    -0-                             11/16/2006
    /CONTACT: Sue Carruthers, Investor Relations of Ciphergen Biosystems, Inc., +1-510-505-2233; or Daryl Messinger, Media of WeissComm Partners, +1-415-946-1062, for Ciphergen Biosystems, Inc./
    /Web site:  http://www.ciphergen.com/
    (CIPH)